PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXHIBIT 21
LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2006

		Registrant's
		Percent of
	State/Country of	Voting
	Incorporation	Power
Phelps Dodge Corporation	NY, USA	100.0%
Ajo Improvement Company	AZ, USA	100.0%
Alambres y Cables de Panama, S.A.	Panama	78.1%
Alambres y Cables Venezolanos, C.A.	Venezuela	100.0%
Alcave Trading, C.A.	Venezuela	100.0%
Cobre Colada Continua C.C.C., C.A.	Venezuela	50.0%
Annavas Development Co., Ltd.	DE, USA	100.0%
Arizona Community Investment Corporation	AZ, USA	100.0%
Bisbee Queen Mining Company	DE, USA	65.9%
Cables Electricos Ecuatorianos, C.A.	Ecuador	67.1%
Cahosa, S.A.	Panama	78.1%
Capital Gestão de Negócios Ltd.	Brazil	100.0%
Cates Douglas Corporation	DE, USA	100.0%
Chino Acquisition Inc.	DE, USA	100.0%
Cobre Cerrillos Sociedad Anonima, S.A. (a)	Chile	65.9%
Cocesa Ingenieria y Construccion, S.A.	Chile	100.0%
Cocetel Ingenieria y Construccion, C.A.	Venezuela	100.0%
CONDUCEN, S.A.	Costa Rica	73.4%
Conductores Electricos de Centro America, S.A.	El Salvador	72.4%
Cyprus Amax Minerals Company	DE, USA	100.0%
Amax Arizona, Inc.	NV, USA	100.0%
Amax de Chile, Inc.	DE, USA	100.0%
Amax Energy Inc.	DE, USA	100.0%
Amax Zinc (Newfoundland) Limited	DE, USA	100.0%
Amax Exploration (Ireland), Inc.	DE, USA	100.0%
Amax Exploration, Inc.	DE, USA	100.0%
Amax Nickel Overseas Ventures, Inc.	DE, USA	100.0%
Amax Realty Development, Inc.	DE, USA	100.0%
Amax Research & Development, Inc.	DE, USA	100.0%
Amax Specialty Coppers Corporation	DE, USA	100.0%
Amax Specialty Metals (Driver), Inc.	DE, USA	100.0%
American Metal Climax, Inc.	DE, USA	100.0%
Ametalco, Inc.	NY, USA	100.0%
Ametalco Limited	United Kingdom	100.0%
Climax Molybdenum U.K. Limited	United Kingdom	100.0%
Blackwell Zinc Company, Inc.	NY, USA	100.0%
Climax Canada Ltd.	DE, USA	100.0%
Climax Engineered Materials, LLC	CO, USA	100.0%
Kinetics Climax, Inc.	DE, USA	100.0%
Cyprus Amax Chile Holdings, Inc.	DE, USA	100.0%
Minera Cyprus Amax Chile Limitada (b)	Chile	67.0%
Minera Cyprus Chile Limitada (c)	Chile	90.3%
Cyprus Metals Company	DE, USA	100.0%
Cyprus Climax Metals Company	DE, USA	100.0%
Amax Metals Recovery, Inc.	DE, USA	100.0%
Climax Molybdenum Company	DE, USA	100.0%
Climax Molybdenum B.V.	The Netherlands	100.0%
Climax Molybdenum Marketing Corporation	DE, USA	100.0%
Climax Molybdenum GmbH	Germany	100.0%

PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXHIBIT 21
LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2006

		Registrant’s
		Percent of
	State/Country of	Voting
	Incorporation	Power
Cyprus Metals Company, Con’t
Copper Market, Inc.	AZ, USA	100.0%
Cyprus Copper Marketing Corporation	DE, USA	100.0%
Cyprus El Abra Corporation	DE, USA	100.0%
Sociedad Contractual Minera El Abra	Chile	51.0%
Cyprus Tohono Corporation	DE, USA	100.0%
Mt. Emmons Mining Company	DE, USA	100.0%
Silver Springs Ranch, Inc.	CO, USA	100.0%
Phelps Dodge Bagdad, Inc.	DE, USA	100.0%
Phelps Dodge Chicago Rod, Inc.	DE, USA	100.0%
Phelps Dodge Miami, Inc.	DE, USA	100.0%
Phelps Dodge Sierrita, Inc.	DE, USA	100.0%
Sociedad Minera Cerro Verde S.A.	Peru	53.6%
Cyprus Exploration and Development Corporation	DE, USA	100.0%
Cyprus Minera de Chile, Inc.	DE, USA	100.0%
Cyprus Specialty Metals Company	DE, USA	100.0%
Cyprus Mines Corporation	DE, USA	100.0%
Climax Molybdenum Asia Corporation	DE, USA	100.0%
Missouri Lead Smelting Company	DE, USA	100.0%
United States Metals Refining Company	DE, USA	100.0%
Dodge & James Insurance Company, Ltd.	Bermuda	100.0%
Electroconductores de Honduras, S.A. de C.V.	Honduras	59.4%
Habirshaw Cable and Wire Corporation	NY, USA	100.0%
Hidalgo Mining, LLC	NM, USA	100.0%
James Douglas Insurance Company, Ltd.	Bermuda	100.0%
PD Candelaria, Inc.	DE, USA	100.0%
Compañia Contractual Minera Candelaria	Chile	80.0%
PD Cayman Corporation	Cayman Islands	100.0%
PD Cobre, Inc.	DE, USA	100.0%
Cobre Mining Company (d)	NM, USA	50.0%
Metallic Ventures, Inc.	NV, USA	100.0%
Minera Aurex (Chile) Limitada (e)	Chile	99.9%
PD Ojos del Salado, Inc.	DE, USA	100.0%
Compañia Contractual Minera Ojos del Salado	Chile	80.0%
Phelps Dodge Africa Cable Corporation	DE, USA	100.0%
Metal Fabricators of Zambia Limited	Zambia	53.0%
Phelps Dodge Ajo, Inc.	DE, USA	100.0%
Phelps Dodge Chino, Inc.	DE, USA	100.0%
Chino Mines Company (f)	NM, USA	66.7%
Phelps Dodge Corporation of Canada, Limited	DE, USA	100.0%
Phelps Dodge Development Corporation	DE, USA	100.0%
Phelps Dodge Dublin	Ireland	100.0%
Phelps Dodge Energy Services, LLC	DE, USA	100.0%
Phelps Dodge Exploration Corporation	DE, USA	100.0%
Phelps Dodge Industries, Inc.	DE, USA	100.0%
Phelps Dodge International Corporation	DE, USA	100.0%
PD Wire & Cable Sales Corporation	DE, USA	100.0%
Phelps Dodge Magnet Wire (Austria) GmbH	Austria	100.0%
Phelps Dodge Mercantile Company	NY, USA	100.0%
Phelps Dodge Mining Services, Inc.	DE, USA	100.0%

PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXHIBIT 21
LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2006

		Registrant’s
		Percent of
	State/Country of	Voting
	Incorporation	Power
Phelps Dodge Molybdenum Corporation	DE, USA	100.0%
Phelps Dodge Morenci, Inc.	DE, USA	100.0%
Phelps Dodge National Cables Corporation	DE, USA	100.0%
National Cables (Proprietary) Limited	South Africa	60.0%
Phelps Dodge of Africa, Ltd.	DE, USA	100.0%
Phelps Dodge Mining (Zambia) Limited	Zambia	99.9%
Phelps Dodge Overseas Capital Corporation	DE, USA	100.0%
Phelps Dodge Power Marketing, LLC	DE, USA	100.0%
Phelps Dodge Refining Corporation	NY, USA	100.0%
Phelps Dodge Safford, Inc.	DE, USA	100.0%
Phelps Dodge Sales Company, Incorporated	DE, USA	100.0%
Phelps Dodge Suzhou Holdings, Inc.	Cayman Islands	100.0%
Phelps Dodge (Suzhou) Magnet Wire Company Ltd.	China	100.0%
Phelps Dodge Thailand Limited	Thailand	75.5%
Soner, Inc.	NJ, USA	100.0%
Phelps Dodge High Performance Conductors of NJ, Inc.	NJ, USA	100.0%
The Morenci Water & Electric Company	AZ, USA	100.0%
PDM Energy, L.L.C.	AZ, USA	100.0%
Tyrone Mining, LLC	NM, USA	100.0%
Phelps Dodge Tyrone, Inc.	DE, USA	100.0%
Western Nuclear Australia Limited	DE, USA	100.0%
Western Nuclear, Inc.	DE, USA	100.0%

Investments carried on an equity basis:

Apache Nitrogen Products, Inc.	NJ, USA	49.2%
Copreco, L.L.C.	AZ, USA	50.0%
Colada Continua Chilena, S.A.	Chile	41.0%
Keystone Electric Wire and Cable Company Limited	Hong Kong	20.0%
PDTL Trading Company Limited	Thailand	49.0%
Phelps Dodge Philippines, Inc.	Philippines	40.0%
Omitted from this listing are subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(a)	24.2 percent owned by Habirshaw Cable and Wire Corporation
(b)	33.0 percent owned by Cyprus Specialty Metals Company
(c)	9.7 percent owned by Cyprus Exploration and Development Corporation
(d)	50.0 percent owned by Metallic Ventures, Inc.
(e)	0.1 percent owned by Minera Cobre Chile Limitada
(f)	33.3 percent owned by Chino Acquisition, Inc.